Exhibit 99.1

Collegium Reports Record Third Quarter 2024 Financial Results

– Generated Record Q3’24 Net Revenue of $159.3 Million, Up 17% Year-over-Year, Driven by Record Belbuca® Revenue of $53.2 Million and Record Xtampza® ER Revenue of $49.5 Million –

– Achieved Q3’24 GAAP Net Income of $9.3 Million –

– Delivered Record Q3’24 Adjusted EBITDA of $105.1 Million, Up 18% Year-over-Year –

– Closed Acquisition of Ironshore Therapeutics, Establishing Presence in Neurology (ADHD) –

– Appointed Vikram Karnani as Chief Executive Officer of Collegium –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., November 7, 2024 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions, today reported its financial results for the quarter ended September 30, 2024, and provided a corporate update.

“Collegium’s strong operational execution led to record quarterly pain portfolio revenue, with 11% year-over-year growth, and enabled our recent acquisition of Ironshore, which expands our presence into neurology with the addition of Jornay PM®,” said Michael Heffernan, Chairman and Interim President and Chief Executive Officer of Collegium. “We are committed to the seamless integration of Ironshore and maximizing the value of Jornay PM, which is poised to be our lead growth driver and our first step toward building another therapeutic area of focus. With the appointment of Vikram Karnani as our new CEO, Collegium is well positioned for its next phase of growth.”

“Collegium continues to deliver on our commitment to top- and bottom- line growth, and we are on track to achieve our financial guidance for the year. The performance of our pain portfolio this quarter, including record Belbuca and Xtampza ER revenue, coupled with the immediate accretion from Jornay PM, which is expected to deliver pro forma net revenue in excess of $100 million in 2024, underscores the financial strength of the company,” said Colleen Tupper, Chief Financial Officer of Collegium. “Looking to 2025, we expect to generate record revenue driven by growth in our pain portfolio and the addition of Jornay PM.”

Business Highlights

•	In September 2024, announced the closing of the acquisition of Ironshore Therapeutics Inc. (Ironshore), which included commercial product Jornay PM for the treatment of ADHD, establishing a presence in neurology. Jornay PM is poised to become Collegium’s lead growth driver.

•	Jornay PM prescriptions grew 31.2% year-over-year in the nine months ended September 30, 2024.

•	Grew Belbuca total prescriptions 3.5% year-over-year and 2.6% quarter-over-quarter in the quarter ended September 30, 2024. Belbuca net revenue was a record $53.2 million, up 17% year-over-year.

•	Xtampza ER net revenue was a record $49.5 million, up 24% year-over-year.

•	Achieved a new payor win for Belbuca and Xtampza ER in a large integrated health system that represents approximately eight million commercial lives and two million Medicare Part D lives.

•	Presented eight posters at PAINWeek Conference 2024 highlighting clinical and population health impact of Collegium’s differentiated pain portfolio.

•	Presented a poster on Jornay PM at American Academy of Child and Adolescent Psychiatry (AACAP) 2024 Annual Meeting and Canadian ADHD Resource Alliance (CADDRA) 2024 ADHD Conference and had commercial and medical presence at 2024 Psych Congress.

•	In November 2024, announced that Vikram Karnani has been appointed President and Chief Executive Officer of Collegium and will join its Board of Directors effective November 12, 2024.

Financial Guidance for 2024

The Company reaffirms its full-year 2024 guidance as updated in September 2024 following the close of the Ironshore acquisition for Product Revenues, Net, Adjusted Operating Expenses and Adjusted EBITDA for its current business.

Product Revenues, Net	$620.0 to $635.0 million
Adjusted Operating Expenses (Excluding Stock-Based Compensation)	$150.0 to $155.0 million
Adjusted EBITDA (Excluding Stock-Based Compensation)	$395.0 to $405.0 million

Financial Results for Quarter Ended September 30, 2024

•	Product revenues, net were $159.3 million for the quarter ended September 30, 2024 (the 2024 Quarter), compared to $136.7 million for the quarter ended September 30, 2023 (the 2023 Quarter), representing a 17% increase year-over-year.

•	GAAP operating expenses were $62.0 million for the 2024 Quarter, compared to $35.3 million for the 2023 Quarter, representing a 76% increase year-over-year. Adjusted operating expenses, which exclude stock-based compensation and acquisition related expenses, were $34.8 million for the 2024 Quarter, compared to $28.3 million for the 2023 Quarter, representing a 23% increase year-over-year.

•	GAAP net income for the 2024 Quarter was $9.3 million, with $0.29 GAAP earnings per share (basic) and $0.27 GAAP earnings per share (diluted), compared to GAAP net income for the 2023 Quarter of $20.6 million, with $0.61 GAAP earnings per share (basic) and $0.53 GAAP earnings per share (diluted). Non-GAAP adjusted net income for the 2024 Quarter was $63.5 million, with $1.61 adjusted earnings per share, compared to non-GAAP adjusted net income for the 2023 Quarter of $55.0 million, with $1.34 adjusted earnings per share.

•	Adjusted EBITDA for the 2024 Quarter was $105.1 million, compared to $89.4 million for the 2023 Quarter, representing an 18% increase year-over-year.

•	The Company exited the 2024 Quarter with cash, cash equivalents and marketable securities of $120.0 million, down from $310.5 million as of December 31, 2023.

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, November 7, 2024, at 4:30 p.m. ET. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Pharmaceutical Q3 2024 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting. In addition, certain non-GAAP financial measures, primarily adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non-sales force employees, including senior management.

We may discuss the following financial measures that are not calculated in accordance with GAAP in our quarterly and annual reports, earnings press releases, and conference calls.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

•	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;

•	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;

•	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;

•	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;

•	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;

•	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred;

•	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business;

•	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis; and

•	we exclude other expenses, from time to time, that are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security.

Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this press release.

The Company has not provided a reconciliation of its full-year 2024 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2024 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to successfully integrate the operations of Ironshore into our organization, and realize the anticipated benefits associated with the acquisition; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:

Danielle Jesse
Director, Investor Relations
ir@collegiumpharma.com

Media Contact:

Marissa Samuels
Vice President, Corporate Communications
communications@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	September 30,	December 31,
	2024	2023
Cash and cash equivalents	$38,960	$238,947
Marketable securities	80,997	71,601
Accounts receivable, net	228,456	179,525
Inventory	38,032	32,332
Prepaid expenses and other current assets	32,365	15,195
Property and equipment, net	14,614	15,983
Operating lease assets	6,169	6,029
Intangible assets, net	946,875	421,708
Restricted cash	26,047	1,047
Deferred tax assets	72,509	26,259
Other noncurrent assets	4,171	825
Goodwill	145,959	133,857
Total assets	$1,635,154	$1,143,308

Accounts payable and accrued liabilities	50,742	46,263
Accrued rebates, returns and discounts	313,874	227,331
Business combination consideration payable	28,956	—
Term notes payable	630,299	405,046
Convertible senior notes	236,911	262,125
Operating lease liabilities	7,185	7,112
Deferred royalty obligation	118,812	—
Deferred revenue	10,000	—
Contingent consideration	4,096	—
Shareholders’ equity	234,279	195,431
Total liabilities and shareholders’ equity	$1,635,154	$1,143,308

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Product revenues, net	$159,301	$136,709	$449,500	$417,022
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	21,706	20,081	60,611	74,237
Intangible asset amortization	40,801	36,317	109,833	111,246
Total cost of product revenues	62,507	56,398	170,444	185,483
Gross profit	96,794	80,311	279,056	231,539
Operating expenses
Selling, general and administrative	61,955	35,298	147,272	126,266
Total operating expenses	61,955	35,298	147,272	126,266
Income from operations	34,839	45,013	131,784	105,273
Interest expense	(18,394)	(20,768)	(51,320)	(64,058)
Interest income	3,280	4,538	12,164	11,312
Loss on extinguishment of debt	(4,145)	—	(11,329)	(23,504)
Income before income taxes	15,580	28,783	81,299	29,023
Provision for income taxes	6,245	8,149	24,645	12,808
Net income	$9,335	$20,634	$56,654	$16,215

Earnings per share — basic	$0.29	$0.61	$1.75	$0.47
Weighted-average shares — basic	32,259,468	33,744,209	32,339,401	34,226,488

Earnings per share — diluted	$0.27	$0.53	$1.51	$0.46
Weighted-average shares — diluted	40,163,266	42,058,821	40,400,483	35,149,154

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net income	$9,335	$20,634	$56,654	$16,215
Adjustments:
Interest expense	18,394	20,768	51,320	64,058
Interest income	(3,280)	(4,538)	(12,164)	(11,312)
Loss on extinguishment of debt	4,145	—	11,329	23,504
Provision for income taxes	6,245	8,149	24,645	12,808
Depreciation	946	835	2,815	2,547
Amortization	40,801	36,317	109,833	111,246
Stock-based compensation	7,317	7,027	24,804	20,134
Litigation settlements	—	—	—	8,500
Recognition of step-up basis in inventory	1,301	198	1,301	15,116
CEO transition expense	—	—	3,051	—
Acquisition related expenses	19,886	—	19,886	—
Total adjustments	$95,755	$68,756	$236,820	$246,601
Adjusted EBITDA	$105,090	$89,390	$293,474	$262,816

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP operating expenses	$61,955	$35,298	$147,272	$126,266
Adjustments:
Stock-based compensation	7,317	7,027	24,804	20,134
Litigation settlements	—	—	—	8,500
CEO transition expense	—	—	3,051	—
Acquisition related expenses	19,886	—	19,886	—
Total adjustments	$27,203	$7,027	$47,741	$28,634
Adjusted operating expenses	$34,752	$28,271	$99,531	$97,632

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net income	$9,335	$20,634	$56,654	$16,215
Adjustments:
Non-cash interest expense	1,681	2,124	5,065	6,672
Loss on extinguishment of debt	4,145	—	11,329	23,504
Amortization	40,801	36,317	109,833	111,246
Stock-based compensation	7,317	7,027	24,804	20,134
Litigation settlements	—	—	—	8,500
Recognition of step-up basis in inventory	1,301	198	1,301	15,116
CEO transition expense	—	—	3,051	—
Acquisition related expenses	19,886	—	19,886	—
Income tax effect of above adjustments (1)	(20,974)	(11,300)	(45,635)	(42,274)
Total adjustments	$54,157	$34,366	$129,634	$142,898
Non-GAAP adjusted net income	$63,492	$55,000	$186,288	$159,113

Adjusted weighted-average shares — diluted (2)	40,163,266	42,058,820	40,400,483	41,679,546
Adjusted earnings per share (2)	$1.61	$1.34	$4.71	$3.91

(1)	The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate to the items that have a tax effect. The blended federal and state statutory rate for the three months ended September 30, 2024 and 2023 were 28.1% and 25.6%, respectively; and the blended federal and state statutory rate for the nine months ended September 30, 2024 and 2023 were 27.1% and 25.6%, respectively. As such, the non-GAAP effective tax rates for the three months ended September 30, 2024 and 2023 were 27.9% and 24.7%, respectively; and the non-GAAP effective tax rates for the nine months ended September 30, 2024 and 2023 were 26.0% and 22.8%, respectively.
(2)	Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for our convertible notes in accordance with ASC 260, Earnings per Share. As such, adjusted weighted-average shares – diluted includes shares related to the assumed conversion of our convertible notes and the associated cash interest expense added-back to non-GAAP adjusted net income. For the three months ended September 30, 2024 and 2023, adjusted weighted-average shares – diluted includes 6,606,305 and 7,509,104 shares, respectively, attributable to our convertible notes. For the nine months ended September 30, 2024 and 2023, adjusted weighted-average shares – diluted includes 6,606,305 and 6,530,392 shares, respectively, attributable to our convertible notes. In addition, adjusted earnings per share includes other potentially dilutive securities to the extent that they are not antidilutive.